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                                                                    EXHIBIT 23.5


   CONSENT OF INDEPENDENT AUDITORS' OF MINOWA BANCSHARES, INC. AND SUBSIDIARIES


We consent to the inclusion of our audit report dated February 1, 1995, with respect to the consolidated financial statemetns of Minowa Bancshares, Inc. and Subsidiaries included in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of Community First Bankshares, Inc. for the registration of 640,960 shares of its common stock.

/s/ HACKER, NELSON & CO., P.C.



Decorah, Iowa
June 17, 1996